Registration No. 333-188358

As filed with the Securities and Exchange Commission on August 30 , 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

AMENDMENT No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

AnyTranslation Corp.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7380 (Primary Standard Industrial Classification Number)	98-1060941 (IRS Employer Identification Number)

2620 S. Maryland Parkway #14-857

 Las Vegas, NV

89109
(702) 997-2269

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

Copies to:

Thomas E. Puzzo
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Direct Tel: (206) 522-2256
Fax:  (206) 260-0111

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐      Accelerated filer ☐       Non-accelerated filer     ☐       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	4,000,000	$0.02	$80,000	$10,91

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANYTRANSLATION CORP.

4,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of AnyTranslation Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. This offering will conclude when all the securities being offered are sold or within 180 days after the registration statement becomes effective with the Securities and Exchange Commission which ever happens first. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Andrei Catalin Ispas, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Ispas will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock if 100% is sold	$0.02	Not Applicable	$80,000
Total	$0.02	Not Applicable	$80,000
Common Stock if 50% is sold	$0.02	Not Applicable	$40,000
Total	$0.02	Not Applicable	$40,000

Common Stock if 10% is sold	$0.02	Not Applicable	$8,000
Total	$0.02	Not Applicable	$8,000

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

AnyTranslation Corp. is a development stage company and currently has no significant operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for AnyTranslation Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

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We may not sell all 4,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 4,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers.

Since there is no minimum amount of shares that must be sold by the company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED  AUGUST 30 , 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS	13
DESCRIPTION OF BUSINESS	16
FACILITIES	18
EMPLOYEES AND EMPLOYMENT AGREEMENTS	19
LEGAL PROCEEDINGS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	20
EXECUTIVE COMPENSATION	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
PLAN OF DISTRIBUTION	23
DESCRIPTION OF SECURITIES	24
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23
LEGAL MATTERS	24
INTERESTS OF NAMED EXPERTS AND COUNSEL	25
EXPERTS	25
AVAILABLE INFORMATION	25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26

INDEX TO THE FINANCIAL STATEMENTS

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ANYTRANSLATION CORP.” REFERS TO ANYTRANSLATION CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ANYTRANSLATION CORP.

We are a development stage company which is in the business of translation and interpretation. Being a development stage company, we have no revenues and have limited operating history. AnyTranslation Corp. was incorporated in Nevada on July 5, 2012. We consider ourselves to be an emerging growth company under applicable federal securities laws and will be subject to reduced public company reporting requirements. (See “Implications of Being an ‘Emerging Growth Company’ ” below in this Section. Our principal executive office is located at 2620 S Maryland Parkway, #14, Las Vegas, Nevada, 89109. Company address is currently a mail forwarding service. We consider the office in Nevada to be our principal executive office however we currently do not physically occupy the office space in Nevada. According to our Plan of Operation we are planning to rent office on the 10th to 12th month of operation.  We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). We are in the business of translation and interpretation. The company will undertake translation and interpretation projects for various fields from business, economics, to science issues. All operating projects are customer tailored with freelancers that operate in their native language. We have developed our business plan, and entered into an agreement dated November 23, 2012, with Traduction Syllatra, a business located in Laval, Canada.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (July 5, 2012) through the period ended April 30, 2013, reports no significant revenues , we generated our only revenue by providing document translation services to 9081-5770 Quebec Inc., and an accumulated deficit of $3,812.  AnyTranslation Corp. anticipates that it will derive its income from two main sources: translation with

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the use of freelancers and interpretation. In our interpretation projects we offer services of simultaneous interpretation in such fields as tourism, business, trials, conferences, and marketing.

The minimum amount of proceeds required to have an operating business for the next 12 months is $14,000, the sum of the professional, legal fees, accounting, auditing and filling fees plus the web site fees but will increase when we will become a reporting company. We will not be capable of going on if we do not raise at least 50% of the offering. If we raise less than 50% of our offering we plan to proceed with our business plan as stated. We will resort to borrowing funds from our director or selling additional common stock. We do not have any arrangements to sell additional shares at this time other than the proceeds from this offering.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business.

No company promoters or their affiliates, any affiliates of the company or any affiliates of the company’s officers and directors intend for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

We do not anticipate earning revenues until we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any translation services. .

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Since there is no minimum amount of shares that must be sold by the company, we may receive no proceeds or very minimal proceeds from the offering and and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

We chose going public, so that shareholders of the company benefit from holding shares that are, subject to certain restrictions, freely marketable and liquid. Our research revealed the PROS and CONS as followed:

PROS:

• By going public, the company can improve its financial condition by obtaining money that does not have to be repaid by selling its common shares. We are looking to raise a maximum of $80,000 from our offering.

• The public market for the company's shares provides a basis for valuation of the company on a daily basis.

• Shareholders of the company benefit from holding shares that are, subject to certain restrictions such as rule 144(i), the impact of the penny stock rules, and the limited liquidity of over-the-counter quotation markets , freely marketable and liquid .

CONS:

• When a company goes public, management loses some of its freedom to act without board approval and approval of a majority of the shareholders in certain matters.

• When a company becomes publicly held, the SEC requires it to reveal sensitive information on an ongoing basis, including business strategies, financial results, and executive salaries and compensation arrangements.

• The company is required to have its financial statements audited on a regular basis.

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• As a public company, the company will have continuing costs for periodic reports that are filed with the regulatory agencies, which is minimum of 9,000$ for our company for the first year . Additionally, our offering cost is an additional $9,000, which equates to approximately 450,000 of our shares at current issuance rate of $0.02 per share.

• A substantial portion of management time must be dedicated to initial and ongoing reporting requirements of regulatory agencies rather than to management of the company's operations. Our sole officer and director, Mr. Ispas is located in Romania, will devote only one hour per day to the company, and has no experience with accounting or preparing financial statements or with managing a public company.

• Control of the company, as well as management positions, can be taken away from existing management if a dissident investor or group of investors obtains majority control.”

Being an Emerging Growth Company

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of  our first sale of common equity securities pursuant to an effective registration statement;

3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.’’

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2. It has been subject to the requirements of section 13(a ) or 15(d) of the Act for a period of at least twelve calendar months; and

3. It has filed at least one annual report pursuant to section 13(a ) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b ) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a ) and (b ) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

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THE OFFERING

This offering will conclude when all the securities being offered are sold or within 180 days after the registration statement becomes effective with the Securities and Exchange Commission which ever happens first.

The Issuer:	AnyTranslation Corp.
Securities Being Offered:	4,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:	The offering shall terminate on the earlier of: (i) the date when the sale of all 4,000,000 common shares is completed; or (ii) one year from the date of this prospectus; or
Net Proceeds	$80,000 if 100% are sold $40,000 if 50% are sold $8,000 if 10% are sold
Securities Issued and Outstanding:	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Secretary, Andrei Catalin Ispas
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements for the period from   July 5, 2012 (Inception) to April 30, 2013.

Financial Summary	April 30, 2013 ($)
Cash and Deposits	1,866
Total Assets	1,866
Total Liabilities	678
Total Stockholder’s Equity	1,188

Statement of Operations	Accumulated From July 5, 2012 (Inception) to April 30, 2013 ($)
Total Revenues	3,990
Total Expenses	7,812
Net Loss for the Period	(3,812)
Net Loss per Share	( -)

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RISK FACTORS

In addition to the other information in this prospectus AnyTranslation Corp. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.   Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk.   If any of the following risks, or any other risks not described below because they are currently unknown to us or we currently deem such risks as immaterial, but they later become material, actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

 RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on July 5, 2012 and have very limited operations. We have not realized signigicant revenues to date. Our proposed business to purchase and resell used motorcycles is under development, and we are not ready to be offered to customers.  We have no operating history at all upon which an evaluation of our future success or failure can be made. Our accumulated deficit from inception to April 30, 2013 is $3,812. Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development and marketing of our proposed services. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

OUR INDEPENDENT AUDITORS’ REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent auditors, LBB & Associates Ltd., LLP, state in their audit report, dated March6, 2013, and included herein, that we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations. As a result, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until our services gains significant popularity. Our only source of funds to date has been the sale of our common stock to our officer. Because we cannot currently assure anyone that we will be able to generate enough interest in our services, or that we will be able to generate any significant revenues or income, the identification of new sources equity financing becomes significantly more difficult. If we are successful in closing on any new financing, existing investors will experience substantial dilution. The ability to obtain debt financing is also severely impacted, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply

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to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR WEBSITE MALFUNCTIONS COULD POTENTIALLY RESULT IN CLENTS LOSS

There are several risk factors in operating our online company. We are highly dependent on a reliable website to upload our customer documents. If the connection is too slow, the document is too big or the website is down, we might lose  valuable customers due to their impatience.

OUR BUSINESS STRUCTURE MIGHT NOT SUIT ALL OF OUR FREELANCERS

Since some of the freelancers will not be used on a regular basis, they might not be available when we need them.

They might choose more secure and permanent job offers. This could force us to have to search for new freelancers, and in return take longer to return the job. Which could result in losing some of our clients.

OUR SHORT OPERATING HISTORY IN TRANSLATION BUSINESS MAKES OUR TRANSLATION BUSINESS DIFFICULT TO EVALUATE

We are a development stage company, with no significant history of operations in translation business . We were incorporated on July 5, 2012, and are a startup company with very little operating history or revenues.  Our business is in the early stage of development and we have not generated any profit to date. Significant additional development and marketing of our business is necessary prior to our achieving significant revenues or profitability.

Accordingly,  we  have a  limited  operating  history  upon  which  to  base  an evaluation of our business and prospects.  Our business and  prospects  must be considered  in  light  of  the  risks,  expenses  and  difficulties   frequently encountered  by  companies  in their  early stage of  development,  particularly companies in rapidly  evolving  markets such as ours. To address these risks, we must successfully implement our business plan and marketing strategies (See "Plan of Operation" herein). We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  Prior to having an inventory to sell, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

IF WE DO NOT ATTRACT CUSTOMERS FOR TRANSLATION PROJECTS , WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers that use our translation services.  We have not identified any customers and we cannot guarantee we ever will have any customers that will use our translation services .  Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell clothing at prices which generate a profit.

WE ARE EXPOSED TO THE CREDIT RISK OF SOME OF OUR FUTURE CUSTOMERS USING OUR TRANSLATION SERVICES .

Our revenue will be dependent to a large extent on the creditworthiness of our future customers using our translation services . During periods of economic downturn in the global economy, our exposure to credit risks from our

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customers increase, and our efforts to monitor and mitigate the associated risks may not be effective in reducing our credit risks. In the event of non-payment by one or more of our customers, our business, financial condition and operating results could be adversely affected.

THE NATURE OF OUR TRANSLATION BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 55.56% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Ispas, our sole officer and director, will own 55.56 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Ispas may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND ANDREI ISPAS CATALIN, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. ISPAS, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. ISPAS.

Our principal operations and assets are located outside of the United States, and Andrei Ispas Catalin, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Ispas  in the United States, and it may be difficult to enforce any judgment rendered against Mr. Ispas . As a result, it may be difficult or impossible for an investor to bring an action against Mr. Ispas , in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Romania may render that investor unable to enforce a judgment against the assets of  Mr. Ispas . As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE WITH ACCOUNTING OR PREPAIRING FINANCIAL STATEMENTS FOR A PUBLIC COMPANY.

Andrei Catalin Ispas, our sole officer and director has no experience with accounting or preparing financial statements for a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Andrei Catalin Ispas, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OUTSIDE BUSINESS ACTIVITIES SIMILAR TO THOSE THAT WILL BE PROVIDED BY ANYTRANSLATION CORP., THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO ANYTRANSLATION CORP., AND ITS BUSINESS.

Our sole officer and director, Mr. Ispas, has been working as an independent contractor and engaged in activities similar to those conducted by us. Mr. Ispas works as a freelance translator. Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Mr. Ispas’s time to our company as well as additional conflict of interests over determining to who a particular business opportunity should be presented. We do not currently have a right of first refusal pertaining to business opportunities that come to management's attention. While our sole officer and director has verbally agreed to present business opportunities first to us, we have not adopted a policy that expressly prohibits our sole officer and director from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to whom particular business opportunities should be presented, our sole officer and director Mr. Ispas may favor his own interests over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

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OUR REVENUE AND PROFITABILITY MAY BE NEGATIVELY AFFECTED BY ADVANCES IN TECHNOLOGY THAT CREATE ALTERNATE FORMS OF TRANSLATION AND INTERPRETATION.

The multimedia industry in general continues to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, we cannot accurately predict the overall effect that such changes may have on the potential revenue from and profitability of company’s services. Advances in multimedia technologies could affect our operations in many different ways. As if machine-translation systems succeed to improve the word-for-word translations they are currently generating into more faithful and transparent translations, the demand for our company’s services will decline. We will need to change our operations by acquiring the software to help reduce the cost of our translators and concentrate our operations on providing interpretation services. Any future changes in technology may change the way we operate our business and add unforeseen costs to our business.

COMPETITION IN TRANSLATION BUSINESS.

We are going to work in industry of translation business which is highly fragmented and competitive and is serving principally by small, owner-operated private translation companies. The Company will compete for sales with numerous companies in each of its markets. Certain of these smaller translation companies competitors have lower overhead cost structures and maybe able to provide their services at lower rates than the Company. There can be no assurance that the Company will not encounter increased competition from existing competitors or new market entrants that may be significantly larger and have greater financial and marketing resources. In addition, to the extent existing or future competitors seek to gain or retain market share by reducing prices, the Company may be required to lower its translation services prices, which may adversely affect operating results.

GENERAL ECONOMIC CONDITIONS

The Company believes that our industry of translation services is sensitive to economic and competitive conditions, including national, regional and local slowdowns in construction, commercial, industrial and/or real estate activity. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions will not have a material adverse effect on the Company's operating results and financial condition.

RISKS ASSOCIATED WITH THIS OFFERING

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE  TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. We are subject to a  Securities  and Exchange Commission   rule  that  imposes  special  sales  practice   requirements   upon broker-dealers  who sell such  securities  to  persons  other  than  established customers  or  accredited  investors.  For purposes  of the  rule,  the  phrase "accredited  investors"  means,  in general terms,  institutions  with assets in excess of $5,000,000,  or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds  $200,000 (or that, when combined with a spouse's income,  exceeds $300,000).  For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks.  Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

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This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Andrei Catalin Ispas, who will receive no commissions. He will offer the shares to friends, family members, and business associates. However, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders,  may have a  depressive  effect upon the price of the common stock in any market that may develop.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between AnyTranslation Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

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THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF OUR COMPANY.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

                                                    FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 10%, 50%, and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $80,000 as anticipated, since there is no minimum amount of shares that must

Page | 15

be sold by the company, we may receive no proceeds or very minimal proceeds from the offering, and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

	$8,000	$40,000	$80,000
Legal and professional fees	$8,000	$9,000	$9,000
Net proceeds	$0	$31,000	$71,000
The net proceed will be used :
Tools, equipment	$0	$6,000	$9,000
Marketing, advertising	$0	$5,000	$15,000
Establishing an office	$0	$0	$5,000
Website development	$0	$5,000	$10,000
Travel expenses	$0	$10,000	$20,000
Miscellaneous	$0	$5,000	$12,000
Sales person salary	$-	$-	$-

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors.  Non-fixed cost, sales and marketing and general and administrative costs may vary  depending on the  business progress  and  development efforts,  general  business  conditions  and market  reception to our  services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending  allocation  for non-fixed  costs include Management  deciding to spend less of the allotment on product  development  and more on sales and marketing.  Such changes to spending may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

If necessary, Andrei Catalin Ispas, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company’s inception on July 5, 2012. Andrei Catalin Ispas, our sole officer and director, paid $0.001 per share for the 5,000,000 common shares

Assuming completion of the offering, there will be up to 9,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level

                                $80,000                 $40,000

Offering price

                  $0.02                     $0.02

Net tangible book                                                  $0.001                   $0.001

value per common

share before offering

Increase per common                                           $0.0087                  $0.0056

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share attributable to

investors

Pro forma net tangible                                   $0.0091                   $0.0060

book value per

common share after

offering

Dilution to investors                                     $0.0109                    $0.0140

Dilution as a

percentage of

offering price                                                    54%                         70%

Based on 5,000,000 common shares outstanding as of January 31, 2013 and total stockholder’s equity of $2,201 utilizing audited January 31, 2013 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $0.001 per common share in comparison to the offering price of $0.02 per common share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Our plan of operation does not include the offering costs because we do not plan to pay for the offering costs out of the proceeds. The offering costs will have been paid for by the time we raise funds from this offering. To pay for the offering costs we will use funds on hand and loans from our director if needed,

PLAN OF OPERATION

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to run our operations but we cannot guarantee this.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. We will rely on our president's educational background and work experience in translation industry to services our clients and to develop our business. As our business expands, we may hire additional representatives and translation/interpretation consultants. Below are the main steps and milestones the company plans for this fiscal year assuming we raise the maximum amount of $80,000. But since there is no minimum amount of shares that must be sold by the company, we may receive no proceeds or very minimal proceeds from the offering.

REGISTERING WEB SITE, PRINT ADVERTISING MATERILALS

Period: 1st to 3rd month: The budget for this period is $ 2,500

The steps in this milestone are as follows:

1) Register domain and hosting for the web site.  ($100)

2) Print advertising materials such as color brochure describing our translation services and advantage of using our company for different type of translation. ($1,000)

3) Purchase tools, such as laptop and licensed Microsoft Office. ($1,400)

DISTRIBUTE PROMOTIONAL MATERIAL, DEVELOP WEBSITE

Period: 4th to 6th month: The budget for this period is $18,500

The steps in this milestone are as follows:

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1) Hire an independent contractor to develop our website. Our website will be used to show different services of translation and interpretation that we offer. Potential customers will see different languages that we work with, and examples of how a proper translation and interpretation could be useful for them.  ($3,000)

2) Distribute printed materials in Bucharest and Bacau area to different corporations and law firms and other major businesses aiming to execute agreements with those companies for use of our services. ($1,000)

3) Search Engine Optimizer:

Hire contractor for following tasks: Add search engine optimized content to our website profile to increase page rank, and traffic by making content relevant, well written, and making good use of keywords and key phrases. ($5,000)

4) Start creating a potential database of European and North American clients and freelancer translators. ($2,500)

5) Purchase translation specific software, dictionaries, and database. Such as  "babylon9" and  "trados".  ($7,000)

HIRE ONE SALES /PROMOTER PERSON

Period: 7th to 9th month: The budget for this period is $8,000

The steps in this milestone are as follows:

1) Hire one sales/promoter person to help us deal with customer service and promote ours services. Sales person will earn 10% commission from sales.

2) Start with radio and newspaper advertisement in Romania ($4,000)

3) Continue to promote our web site with Google and Yahoo advertisement ($4,000)

SET UP AN OFFICE IN BUCHAREST

Period: 10th to 12th month: The budget for this period is $15,000

1) Rent an office to meet with our and new best clients. ($2,000)

2) Set up all the furniture and basics in that office ($3,000).

3) Continue to expand our database and more pin point advertisement ($10,000).

We may need to raise additional financing to cover our budgeted expenses in the next twelve months if we are unable to generate sufficient revenue or if funding from this offering is not sufficient.  If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company but will seek funding advances from sources such as our officer and director or from sale of our common stock.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

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There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Results of operations

From Inception on July 5, 2012 to April 30, 2013

During the period we incorporated the company, prepared a business plan and executed an Agreement with Quebec Translation firm (“SYLLATRA”) Agreements are filed as exhibits to this registration statement on November 23th, 2013, the main terms are also described in our business description. Although operating from Romania, we expect international clients to retain our company for their translation needs. Traduction Syllatra is willing to provide us with their services for all the French to English, English to French translations, when the source language texts will be culturally Canadian.

        Our loss since inception is $3,812 for filing costs related to the incorporation of the Company, auditing, bank fees and domain registration fee.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

We have not generated significant revenue since inception due to the fact that we are a development stage company and have not yet made any significant translations or interpretations services to any clients.

Since inception, we have sold 5,000,000 shares of common stock to our sole officer and director for net proceeds of $5,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2013, the Company had $1,866 cash and $678 in liabilities.

Since inception, we have sold 5,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

To meet a small part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds when required via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $9,000.

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Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our  financial  statements  have been  prepared  in  accordance  with  generally accepted  accounting  principles  in  the  United  States.   Because  a  precise determination  of many assets and  liabilities  is dependent upon future events, the preparation of financial  statements for a period  necessarily  involves the use of estimates  which have been made using  careful  judgment.  The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies

 USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

The  Company  accounts  for income  taxes  under ASC 740  "INCOME  TAXES". Under  the asset  and  liability  method of ASC 740,  deferred  tax  assets  and liabilities  are  recognized  for the future tax  consequences  attributable  to differences between the financial statements carrying amounts of existing assets and  liabilities  and their  respective  tax  bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which  those  temporary  differences  are  expected to be recovered  or  settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the  Company  will not  realize  tax assets through future operations.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 820 “Fair Value Measurement and Disclosures”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes basic income (loss) per share by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

General

The objective of this corporation is to provide a translation and/or interpretation service to anyone, anywhere. To do so, our business model will consist of employing freelancers instead of regular office employees. These freelancers will be working from their own homes, in their own countries.

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AnyTranslation Corp. is incorporated in the State of Nevada on July 5, 2012. Our official business address is located in Las Vegas, Nevada at 2620 S Maryland Parkway, #14-857 Code: 89109. Company address is currently a mail forwarding service. We consider the office in Nevada to be our principal executive office however we currently do not physically occupy the office space in Nevada. According to our Plan of Operation we are planning to rent office on the 10th to 12th month of operation. Also, we have established a fiscal year end of January 31.

Other than translation and interpretation, we will be performing a localization service. This involves a comprehensive study of the target culture in order to correctly adapt the product to local needs. The localization process is most generally related to the cultural adaptation and translation of software, video games and websites, and less frequently to any written translation.

For these reasons, AnyTranslation believes that using freelancers is an economical way to translate and reduce the company’s cost since it does not need an expensive office to manage the jobs.

Finally, the last service that will be available at AnyTranslation will be proofreading. It may also be seen as the most important one since the freelancers are humans, and mistakes could be done. It is the proofreaders’ job to find these mistakes and show them to the translator to correct them before handing the job to the client.

Similarly to the translators, we will also make an interpreters database, also in their countries. If a client or a firm needs an interpreter during their conferences or other business, anywhere in the world, we would like to provide them with the closest interpreters available in that same country. There are five modes of interpretation that AnyTranslation will be offering:

o

Simultaneous

o

Consecutive

o

Whispered

o

Relay

o

Liaison

As in translation, we will be providing our customers with interpretation services, in the medical, scientific, judicial, administrative or general sector.

Finally, once all the operation get in place and the company starts profiting from the services, we will need to get an office and hire project managers to send the received work to the right person. The project managers will have to assess the needed time for our freelancers to achieve the job and deliver it to the client, while respecting the five steps of translation, which are to:

- Read the document;
- Research the terminology;
- Translate;
- Proofread;
- Layout the document.

Our revenue for the translations will be earned by charging the clients a fee, by the word, which could range anywhere from $0.20 to $2.00 per word, depending on the type of document and urgency. As for the interpretation, adaptation, localization and proofreading, we will be charging them by the hour or as a contractual fee.

To start operations and realize profit, we will need some dictionaries, database and translating software. Such software's prices vary between $200 for software like "babylon9" and $4,000 for software like "trados". With external computers, hard drives and software, we evaluate that the total initial investment in this field would be around $7,000. In fact, we will not be able to start production until we receive this equipment.

At this point, we are working on developing the website and finding freelancers by sending emails to registered translators all over the world. As of April 30, 2013, we have $1,866 on hand to pay for the website, business development and administration fees. We evaluate that the money will last for another 2 to 3 months, but if we do

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not receive additional financing our business will fail. Other than general administrative expenses, we need to find funding for our marketing fees. As of today, we have not earned any revenue from operations; however, we have found a translator from Quebec, Canada who is willing to work with us.

In order to start generating money, we need to come up with funding from this offering. If we fail at finding the funds, our objectives will be delayed and our operations will follow suit. We do not have any financing at this point and it is crucial for our business to find the resources as soon as possible. Many factors influence our ability to find financing. Supply and demand, finding investors and commencing operations are some examples to be able to earn revenues.

Since we have not generated profit to date, we cannot guarantee that the business will be profitable in the future. If we cannot generate sufficient revenues to operate profitably in a timely manner, we may have to cease operations. In the future, our ability to obtain cash flow and gain profit depends on our customers. Failure to generate revenues will obligate us to suspend or cease operations.

Since we have one officer and director, he may not have enough time to devote to the business. He did agree to spend approximately an hour a day at the beginning but he will not invest more time until our operations expand. For that reason, the chances of our business to fail will be high if we do not succeed in finding the funds and commence the operations. Since he will be working sporadically on the business, operations may get interrupted or even suspended which will result in a lack of funds in a quick fashion and hence a possible cessation of operations.

At this time, we cannot guarantee our investors that we will obtain financing. If we do not raise financing to meet our obligations, we will be delayed and may have to abandon the operations. Also, because our director will own the majority of the shares, he will be able to control corporate decisions that may be disadvantageous to the other shareholders. Accordingly, he will have a significant influence on the operations, transactions and assets of the business. He will also have the power to prevent or cause a change of control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Other than the financing, our business is subject to currency exchange fluctuation. We will put our prices in U.S. dollars; however, our clients may also pay us in foreign currency. Also, since we are located in Romania, our expenses will be incurred in either the Euro or the Leu. If we are unable to successfully protect ourselves against currency fluctuations, our profits will also fluctuate and we could incur loses even if our business is doing fine.

The Website

Until now, we have purchased a domain name: www.anytranslation-corp.com. Our website is currently under construction. It will operate as follows. First the potential customer will send us a “quote request” providing us the length of the document (number of words), the field (medical, scientific, general, etc.), the initial and target language and the urgency (how fast they need the translation).

 After acquiring that information, we will contact our freelancers in the target language’s country to see the availability and their time frames. When we get the freelancer’s availability, we will send a quote to the potential customer, and if he agrees to it, he will upload his document to our website and we will direct him to a payment method to give a deposit before sending the document to the freelancer. When the translation will be completed, the freelancer will upload the translated document back to our website and we will send it to another freelancer for proofreading.

 We will demand another payment to the customer, while sending him a sample of the translated work, before proofreading. When the document will be corrected and edited, we will demand the final payment.

For interpretation, adaptation, localization and proofreading works, we will calculate the time needed, travel and accommodation expenses (if required) and other fees to process the job. As soon as we get the prices from our freelancers, we will send a quote back to the customer. If accepted, we will, as usual, demand a deposit, payable directly from the website, before proceeding.

Employees

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We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director. If our officer and director should resign or die, we will not have a chief executive officer. This could result in our operations suspending until we find another CEO or our investors might lose their money. Since we do not possess a personal life insurance on our existing CEO and we do not have a contract for his services, the investors will have a great chance of losing their investment in the event of us losing our CEO.

We have executed a contract with Traduction Syllatra, a translation company located in Canada, who is willing to provide us with freelancers. They will be used to translate in Canadian French and English since these two languages are their country’s official languages. Other freelancers will be hired gradually and according to the demand. Since freelancers do not get a salary, we will always be looking for translation graduate freelancers.

Agreement

The registrant has signed an Agreement with Traduction Syllatra, a translation company located in Canada, on November 23rd, 2012. AnyTranslation Corp. will contract translation projects to Syllatra, for a predefined quote, discussed and agreed upon before the beginning of each project.  Duration of the agreement is until written 30 day notice of termination is given by either party.

Other material terms of the agreement are as follows:

1. THE CONTRACTOR WISHES TO OFFER ITS TRANSLATIONS SERVICES THROUGH COMPANY WEB

SITE.

Parties acknowledge that the promises made by Contractor and Company set forth below constitute full and adequate mutual consideration. Based on such mutual consideration, Parties agree as follows:

2. RELATIONSHIP BETWEEN PARTIES.

Contractor serves as an independent contractor of Company in the performance of Contractor's Services under this Agreement. Nothing contained or implied in this Agreement creates a relationship of employer-employee between Company and Contractor nor does it create a joint venture, partnership, or similar relationship between Company and Contractor. Contractor is free from direction and control over the means and manner of providing the Services, subject only to the right of Company to specify the desired results.

3. LANGUAGES

The contractor will be requested to translate documents and other materials from French to English and vice versa. The contractor will be responsible of correcting the project after it has been proofread by the Company’s proofreaders.

4. COMPENSATION AND PAYMENT.

Compensation for selling the translations services according to this agreement will be:

Company agrees to pay Contractor the fee(s) set forth in each project assignment for Services. Payment in full must be made by Company to Contractor no later than 30 days from receipt of invoice by the method of payment specified in writing between the Parties.

5. TERM AND TERMINATION.

This Agreement shall continue in effect for the longer of one (1) year following the Effective Date. Either Party may terminate this Agreement at any time upon 30 days' written notice sent to the other Party. In the event of such termination, the Parties agree to act in good faith toward one another during the notice period. In the event of termination of this Agreement, Contractor must provide Company, and Company must pay Contractor for, all Services performed through the date of termination; Company is not obligated to pay Contractor any other compensation, severance, or other benefit whatsoever.

Federal Securities Laws

While we are incorporated in the State of Nevada, our place of business and director are foreigners. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce

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judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

Target Market

AnyTranslation Corp. will be specialized in every type of translation. We want to be renowned in the industry as the leaders in translation and interpretation services. Although there are many physical translation firms and online translation services, we would like all government agencies as well as all important firms needing translation or interpretation to use us for all their needs. We will also provide services to regular customers who need a translation, whether it will be for immigration purposes or just a regular document.

Our Competition

The translation/interpretation service market is highly competitive. There are many international companies who provide translation services. Some companies, such as “freetranslation.com” and “translation.babylon.com” offer online translation services. These are established companies with large client base. We will attempt to compete with these competitors by improving the quality of translation by using localized translators (in the area for which the translation document is prepared).  We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Marketing

We will be using all the internet marketing tools to increase international recognition. Twitter, Facebook, Google and Yahoo will make a good start. We could link our website to many of these sites in order to make ourselves visible and competitive. However, we will probably need professional marketing firm to make us more attractive, especially if we want the governmental agencies to use us.

Public Company

As of now, we do not trade on the Over-The-Counter Bulletin Board. Once we start trading, the value of our investors’ investment could decrease due to the volatility associated with Bulletin Board. Other factors might decrease the value of the stock such as: failure to obtain our operating budget and profit, decline in demand for our common stock, general economic trends, etc.

As for cash dividends, we have never paid any on our common stock, and we do not expect to pay any, at any time in the future. Hence, a return on investment will depend solely on an increase of our common stock on the market.

We do not have any experience as a public company. We have never operated a public company and we have never dealt with all the rules and regulations required from such a company. For that reason, if we do not operate successfully as a public company, the investors might lose all the investments with us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of January 31, 2013, the names, positions and ages of our current executive officers and directors

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Name and Address of Executive Officer and/or Director	Age	Position

Andrei Catalin Ispas 2620 S Maryland Parkway, #14-857, Las Vegas, NV, 89109	34	President, Secretary, Treasurer and Director

The following is a brief description of the business experience of our executive officers, director and significant employees:

Andrei Catalin Ispas has acted as our President, Secretary, Treasurer and sole Director since our incorporation on July 5, 2012. Our president will be devoting approximately 40% of his business time to our operations. Once we expand operations, and are able to attract more customers to purchase our services, Mr. Ispas has agreed to commit more time as required. Because Mr. Ispas will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Our Director’s Biography

Catalin Ispas has studied languages, from 1993 to 1996, at the Scoala Profesionala Dimitrie Ghika. From 2002 to 2011, specialising in German French and Romanian, he has worked as an independent translator in the field of translation of official immigration documents in his native city of Comanesti, Romania.

In early 2012, he began working on AnyTranslation Corp. He had researched the translation business, studied business management on his own, and in July of 2012, Mr. Ispas founded and incorporated AnyTranslation Corp.

Mr. Ispas’s experience and training as a translator, and his in our business as its founder, has led to our conclusion that Mr. Ispas should be serving as a member of our board of director in light of our business and structure.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member ,Andrei Catalin Ispas, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have no employees.  Our sole officer and director, Andrei Catalin Ispas, is an independent contractor to us and currently devotes approximately twenty hours per week to company matters.  After receiving funding pursuant to our business plan Mr. Ispas intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on July 5, 2012 until January 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Andrei Catalin Ispas, President, Treasurer and Secretary	July 5, 2012to January 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Ispas currently devotes approximately twenty hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

Director Compensation

The following table sets forth director compensation as of January 31, 2013:

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Andrei Catalin Ispas	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Andrei Catalin Ispas will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On July 16, 2012, we issued a total of 5,000,000 shares of restricted common stock to Andrei Catalin Ispas, our sole officer and director in consideration of $5,000.

Mr. Ispas will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Ispas. Mr. Ispas will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Ispas does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Ispas or the repayment of the funds to Mr. Ispas. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 31, 2013 by: (i) each person (including any group)known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Andrei Catalin Ispas 2620 S Maryland Parkway, #14-857, Las Vegas, NV, 89109	5,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 31, 2013.  As of January 31, 2013, there were 5,000,000 shares of our common stock issued and outstanding.

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PLAN OF DISTRIBUTION

AnyTranslation Corp. has 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. Mr.Ispas will deliver prospectuses to these individuals and to others who he believes might have interest in purchasing part of this offering. In order to buy shares you must complete and execute the

subscription  agreement  and  return  it to  the  Company  Address: 2620 S Maryland Parkway, #14-857, Las Vegas, Nevada, 89109     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

In connection with the Company’s selling efforts in the offering, Andrei Catalin Ispas will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Ispas is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Ispas will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mr. Ispas is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ispas will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ispas will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

AnyTranslation Corp. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.  Our Articles of Incorporation do not authorized us to issue and preferred stock.  As of January 31, 2013, there were 5,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there

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are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who holds 5,000,000 shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of  Regulation  S-K  promulgated pursuant to the Securities  Act, whose services were used in the  preparation of this  Form  S-1,  was hired on a  contingent  basis or will  receive a direct or indirect interest in the Company,  nor was any of them a promoter,  underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

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EXPERTS

Law Offices of Thomas E. Puzzo, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

LBB & Associates Ltd., LLP, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. LBB & Associates Ltd., LLP, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of thesE documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”) by filing a Form 8-A on a pre-effective basis.  The consequences to investors of us being a Section 15(d) registrant in comparison to a Section 12(g) registrant are as follows:  Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants.

FINANCIAL STATEMENTS

The financial statements of  AnyTranslation Corp. for the period ended January 31, 2013, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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ANYTRANSLATION CORP.

                                                                                                                                                                                                                          F1

Page | 31

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

AnyTranslation Corp.

Bacau, Romania

We have audited the accompanying balance sheet of AnyTranslation Corp. (the “Company”) as of January 31, 2013, and the related statement of operations, stockholder’s equity, and cash flow for the period from July 5, 2012 (Inception) through January 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AnyTranslation Corp. as of January 31, 2013, and the results of its operation and its cash flow for the period from July 5, 2012 (Inception) through January 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2014 raise substantial doubt about its ability to continue as a going concern. The 2013 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

March 6, 2013

                                                                                                                                                                                                                      F-2

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ANYTRANSLATION CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF JANUARY 31, 2013

ASSETS	JANUARY 31, 2013
Current Assets
Cash and cash equivalents	$ 2,879
Total current assets	2,879
Total Assets	$ 2,879

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Loan from director	$ 678
Total current liabilities	678
Total Liabilities	678

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional paid in capital	-
Deficit accumulated during the development stage	(2,799)
Total Stockholder’s Equity	2,201

Total Liabilities and Stockholder’s Equity	$ 2,879

See accompanying notes to financial statements.

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ANYTRANSLATION CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO JANUARY 31, 2013

For the period from July 5, 2012 (Inception) to January 31, 2013

REVENUES	$ -

OPERATING EXPENSES

General and administrative expenses	2,799

TOTAL OPERATING EXPENSES	2,799

NET LOSS FROM OPERATIONS	(2,799)

PROVISION FOR INCOME TAXES	-

NET LOSS	$ (2,799)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,738,095

See accompanying notes to financial statements.

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ANYTRANSLATION CORP.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO JANUARY 31, 2013

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, July 5, 2012	-	$ -	$ -	$ -	$ -

Shares issued to founder for cash	5,000,000	5,000	-	-	5,000

Net loss for the year ended January 31, 2013	-	-	-	(2,799)	(2,799)

Balance, January 31, 2013	5,000,000	$ 5,000	$	$ (2,799)	$ 2,201

See accompanying notes to financial statements.

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ANYTRANSLATION CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO JANUARY 31, 2013

For the period from July 5, 2012 (Inception) to January 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (2,799)
Adjustments to reconcile net loss to net cash (used in) operating activities:
None	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(2,799)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	5,000
Proceeds from Director loan	678
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,678

NET INCREASE IN CASH	2,879
Cash, beginning of period	-
Cash, end of period	$ 2,879

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes to financial statements.

Page | 36

ANYTRANSLATION CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2013

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

AnyTranslation Corp. was incorporated under the laws of the State of Nevada on July 5, 2012.  We are in the business of translation and interpretation. The company will undertake translation and interpretation projects for various fields from business, economics, to science issues. All operating projects are customer tailored with freelancers that operate in their mother tongue.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

These financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not commenced income generating operations. Losses are anticipated in the development of its business and there can be no assurance that the Company will be able to achieve or maintain profitability.  These factors raise substantial doubt concerning the Company’s ability to continue as a going concern.

The continuing operations of the Company and the recoverability of the carrying value of assets is dependent upon the ability of the Company to obtain necessary financing to fund its working capital requirements, and upon future profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

There can be no assurance that capital will be available as necessary to meet the Company's working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage

The accompanying financial statements have been prepared in accordance with generally Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) No. 915, Development Stage Entities. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Fiscal Year

The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to the short term nature of the instrument or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Page | 37

ANYTRANSLATION CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2013

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company will recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2013.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

AnyTranslation Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 – LOAN FROM DIRECTOR

On July 5, 2012, director loaned $678 to incorporate the Company, to purchase business license and file initial list with Nevada Secretary of State.

The balance due to the director was $678 as of January 31, 2013. The loan is unsecured and payable on demand and not inteast bearing.

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ANYTRANSLATION CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

 JANUARY 31, 2013

NOTE 5 – EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On July 16, 2012, the Company issued 5,000,000 shares of common stock to a single shareholder for cash proceeds of $5,000 at $0.001 per share.

There were 5,000,000 shares of common stock issued and outstanding as of January 31, 2013.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.

NOTE 7 – INCOME TAXES

As of January 31, 2013, the Company had net operating loss carry forwards of approximately $2,800 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

JANUARY 31, 2013
Federal income tax benefit attributable to:
Current Operations	$ 950
Less: valuation allowance	(950)
Net provision for Federal income taxes	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

JANUARY 31, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$ 950
Less: valuation allowance	(950)
Net deferred tax asset	$ 0

The Company’s net operating loss carry forwards of approximately $2,800 for Federal income tax reporting purposes are subject to annual limitations, which will start to expire in 2033. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Page | 39

ANYTRANSLATION CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

                                                                JANUARY 31, 2013

NOTE 8 – SUBSEQUENT EVENTS

The Company has reviewed events through March 6, 2013, the date these financial statements were available for issuance, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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ANYTRANSLATION CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF APRIL 30, 2013 AND JANUARY 31, 2013

ASSETS	APRIL 30, 2013 (unaudited)	JANUARY 31, 2013
Current Assets
Cash and cash equivalents	$ 1,866	$ 2,879
Total current assets	1,866	2,879
Total Assets	$ 1,866	$ 2,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Loan from director	$ 678	$ 678
Total current liabilities	678	678
Total Liabilities	678	678

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000	5,000
Deficit accumulated during the development stage	(3,812)	(2,799)
Total Stockholders’ Equity	1,188	2,201

Total Liabilities and Stockholders’ Equity	$ 1,866	$ 2,879

The accompanying notes are an integral part of these financial statements

Page | 41

ANYTRANSLATION CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED APRIL 30, 2013 AND FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO APRIL 30, 2013

	Three Months ended April 30, 2013	For the period from July 5, 2012 (Inception) to April 30, 2013

REVENUES	$ 3,990	$ 3,990

OPERATING EXPENSES

General and administrative expenses	5,003	7,802

TOTAL OPERATING EXPENSES	5,003	7,802

NET LOSS FROM OPERATIONS	(1,013)	(3,812)

NET LOSS	$ (1,013)	$ (3,812)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,000,000

The accompanying notes are an integral part of these financial statements

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ANYTRANSLATION CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS PERIOD ENDED APRIL 30, 2013 AND FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO APRIL 30, 2013

	Three Months Ended April 30, 2013	For the period From July 5, 2012 (Inception) to April 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,013)	$ (3,812)
Adjustments to reconcile net loss to net cash (used in) operating activities:
None	-	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,013)	(3,812)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	5,000
Proceeds from Director loan	-	678
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	5,678

NET CHANGE IN CASH	(1,013)	1,866
Cash, beginning of period	2,879	-
Cash, end of period	$ 1,866	$ 1,866

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

The accompanying notes are an integral part of these financial statements

Page | 43

ANYTRANSLATION CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2013 (UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

AnyTranslation Corp. was incorporated under the laws of the State of Nevada on July 5, 2012.  We are in the business of translation and interpretation. The company will undertake translation and interpretation projects for various fields from business, economics, to science issues. All operating projects are customer tailored with freelancers that operate in their mother tongue.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

BASIS OF ACCOUNTING

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial reporting. Accordingly, these financial statements do not include all information and footnote disclosures required for an annual set of financial statements prepared under United States generally accepted accounting principles. In the opinion of our management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial position, results of operations and cash flows as of April 30, 2013 and for all interim periods presented herein have been reflected in these financial statements and the notes thereto. Interim results for the three months ended April 30, 2013 are not necessarily indicative of the results to be expected for the fiscal year as a whole. These financial statements should be read in conjunction with the audited financial statements and accompanying notes as included in this Form S-1 Registration Statement for the period ended January 31, 2013.

GOING CONCERN

These financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not commenced income generating operations. Losses are anticipated in the development of its business and there can be no assurance that the Company will be able to achieve or maintain profitability.  These factors raise substantial doubt concerning the Company’s ability to continue as a going concern.

The continuing operations of the Company and the recoverability of the carrying value of assets is dependent upon the ability of the Company to obtain necessary financing to fund its working capital requirements, and upon future profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

There can be no assurance that capital will be available as necessary to meet the Company's working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

AnyTranslation Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Page | 44

ANYTRANSLATION CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

 APRIL 30, 2013 (UNAUDITED)

NOTE 3 – LOAN FROM DIRECTOR

On July 5, 2012, director loaned $678 to incorporate the Company, to purchase business license and file initial list with Nevada Secretary of State. The balance due to the director was $678 as of April 30, 2013. .  The loan is unsecured and payable on demand and non-interest bearing.

NOTE 4 – EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized. There were 5,000,000 shares of common stock issued and outstanding as of April 30, 2013.

On July 16, 2012, the Company issued 5,000,000 shares of common stock to a single shareholder for cash proceeds of $5,000 at $0.001 per share.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.

NOTE 6 – CONCENTRATIONS OF CREDIT RISK

For the period ended April 30, 2013, one customer accounted for 100% of the Company’s revenue. Revenue was derived from providing one-time translation services to the customer.  No outside contractor was used in performing these services.

 NOTE 7 – SUBSEQUENT EVENTS

The Company has reviewed events through June 17, 2013, the date these financial statements were available for issuance, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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[Back Page of Prospectus]

PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

ANYTRANSLATION CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Page | 46

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$11.00
Printing Expenses	$89.00
Accounting Fees and Expenses	$1.900.00
Auditor Fees and Expenses	$2,700.00
Legal Fees and Expenses	$2,000.00
Transfer Agent Fees	$2,300.00
TOTAL	$9,000.00

                                                                                                                                                                                                             (1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

According to your bylaws:

a)

 The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of

Page | 47

a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On July 13, 2012, AnyTranslation Corp. offered and sold 5,000,000 share of common stock to our sole officer and director, Andrei Catalin Ispas, for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000.  The offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated November 23, 2012 by and between the AnyTranslation Corp. and Traduction Syllatra
23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	Consent LBB & Associates Ltd., LLP,(3)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the

Page | 48

securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Romania on   August 30 , 2013.

ANYTRANSLATION CORP.

By:	/s/	Andrei Catalin Ispas
	Name:	Andrei Catalin Ispas
	Title:	President
(Principal Executive, Financial and Accounting Officer)

Page | 49

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrei Catalin Ispas, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of AnyTranslation Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Andrei Catalin Ispas
Andrei Catalin Ispas	President, Treasurer, Secretary and Director	August 30 , 2013

                                                                    EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated January 9, 2010, by and between the AnyTranslation Corp. and Traduction Syllatra
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	LBB & Associates Ltd., LLP

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